                                                                    EXHIBIT 10.2

                                 NORTHWEST PARK

                                      LEASE

                                 BY AND BETWEEN

                             MTP LIMITED PARTNERSHIP
                                   (LANDLORD)

                                       AND

                                ACME PACKET, INC.
                                    (TENANT)

                               AT 11 NORTH AVENUE

                            BURLINGTON, MASSACHUSETTS

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                                TABLE OF CONTENTS

TABLE OF CONTENTS                                                              2

ARTICLE 1 REFERENCE DATA                                                       4

   1.1     SUBJECT REFERRED TO                                                 4
   1.2     EXHIBITS                                                            5

ARTICLE 2 PREMISES AND TERM                                                    6

   2.1     PREMISES                                                            6
   2.2     TERM                                                                6

ARTICLE 3 IMPROVEMENTS                                                         6

   3.1     PERFORMANCE OF WORK AND APPROVAL OF LANDLORD'S WORK                 6
   3.2     ACCEPTANCE OF THE PREMISES                                          7
   3.3     TENANT'S WORK                                                       7
   3.4     ALLOWANCE                                                           7

ARTICLE 4 RENT                                                                 7

   4.1     THE FIXED RENT                                                      7
   4.2     ADDITIONAL RENT                                                     8
     4.2.1    REAL ESTATE TAXES                                                8
     4.2.2    PERSONAL PROPERTY TAXES                                          8
     4.2.3    OPERATING COSTS                                                  8
     4.2.4    INSURANCE                                                       10
     4.2.5    UTILITIES                                                       11
   4.3     LATE PAYMENT OF RENT                                               11
   4.4     LETTER OF CREDIT                                                   11
     4.4.1    AMOUNT OF LETTER OF CREDIT                                      11
     4.4.2    RENEWAL OF LETTER OF CREDIT                                     11
     4.4.3    DRAWS TO CURE DEFAULTS                                          11
     4.4.4    DRAWS TO PAY DAMAGES                                            11
     4.4.5    DRAWS FOR FAILURE TO DELIVER SUBSTITUTE LETTER OF CREDIT        12
     4.4.6    TRANSFERABILITY                                                 12
     4.4.7    RETURN OF LETTER OF CREDIT AT END OF TERM                       12

ARTICLE 5 LANDLORD'S COVENANTS                                                12

   5.1     AFFIRMATIVE COVENANTS                                              12
     5.1.1    HEAT AND AIR-CONDITIONING                                       12
     5.1.2    ELECTRICITY                                                     12
     5.1.3    WATER                                                           12
     5.1.4    FIRE ALARM                                                      12
     5.1.5    REPAIRS                                                         12
     5.1.6    LANDLORD'S INSURANCE                                            12
     5.1.7    LANDLORD'S INDEMNIFICATION                                      12
   5.2     INTERRUPTION                                                       13

ARTICLE 6 TENANT'S ADDITIONAL COVENANTS                                       13

   6.1     AFFIRMATIVE COVENANTS                                              13
     6.1.1    PERFORM OBLIGATIONS                                             13
     6.1.2    USE                                                             13
     6.1.3    REPAIR AND MAINTENANCE                                          13
     6.1.4    COMPLIANCE WITH LAW                                             13
     6.1.5    INDEMNIFICATION                                                 14
     6.1.6    LANDLORD'S RIGHT TO ENTER                                       14
     6.1.7    PERSONAL PROPERTY AT TENANT'S RISK                              14
     6.1.8    PAYMENT OF LANDLORD'S COST OF ENFORCEMENT                       14
     6.1.9    YIELD UP                                                        14
     6.1.10   RULES AND REGULATIONS                                           15
     6.1.11   ESTOPPEL CERTIFICATE                                            15
     6.1.12   LANDLORD'S EXPENSES RE CONSENTS                                 15
   6.2     NEGATIVE COVENANTS                                                 15
     6.2.1    ASSIGNMENT AND SUBLETTING                                       15
     6.2.2    NUISANCE                                                        16
     6.2.3    HAZORDOUS WASTES AND MATERIALS                                  16
     6.2.4    FLOOR LOAD; HEAVY EQUIPMENT                                     16
     6.2.5    INSTALLATION, ALTERATIONS OR ADDITIONS                          16
     6.2.6    ABANDONMENT                                                     17
     6.2.7    SIGNS                                                           17
     6.2.8    PARKING AND STORAGE                                             17

ARTICLE 7 CASUALTY OR TAKING                                                  17

   7.1     TERMINATION                                                        17
   7.2     RESTORATION                                                        17

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
   7.3     AWARD                                                              18

ARTICLE 8 DEFAULTS                                                            18

   8.1     EVENTS OF DEFAULT                                                  18
   8.2     REMEDIES                                                           18
   8.3     REMEDIES CUMULATIVE                                                19
   8.4     LANDLORD'S RIGHT TO CURE DEFAULTS                                  19
   8.5     EFFECT OF WAIVERS OF DEFAULT                                       19
   8.6     NO WAIVER, ETC.                                                    19
   8.7     NO ACCORD AND SATISFACTION                                         19

ARTICLE 9 RIGHTS OF MORTGAGE HOLDERS                                          19

   9.1     RIGHTS OF MORTGAGE HOLDERS                                         19
   9.2     LEASE SUPERIOR OR SUBORDINATE TO MORTGAGES                         19

ARTICLE 10 MISCELLANEOUS PROVISIONS                                           20

   10.1    NOTICES FROM ONE PARTY TO THE OTHER                                20
   10.2    QUIET ENJOYMENT                                                    20
   10.3    LEASE NOT TO BE RECORDED                                           20
   10.4    LIMITATION OF LANDLORD'S LIABILITY                                 20
   10.5    ACTS OF GOD                                                        20
   10.6    LANDLORD'S DEFAULT                                                 20
   10.7    BROKERAGE                                                          20
   10.8    APPLICABLE LAW AND CONSTRUCTION                                    20

                                 NORTHWEST PARK

                                      LEASE

                                    ARTICLE 1
                                 REFERENCE DATA

1.1   SUBJECT REFERRED TO.

      Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1.

DATE OF THIS LEASE:                     July 10, 2006

BUILDING:                               The single story Building containing
                                        approximately 29,227 rentable square
                                        feet located in Northwest Park in
                                        Burlington, Massachusetts (hereinafter
                                        referred to as the "Park") located at
                                        and known as 11 North Avenue (the
                                        Building and such parcel of land
                                        hereinafter being collectively referred
                                        to as the "Property").

PREMISES:                               The entire Building, substantially as
                                        shown on Exhibit A attached hereto.

RENTABLE FLOOR
AREA OF PREMISES:                       Approximately 29,227 rentable square
                                        feet

LANDLORD:                               MTP Limited Partnership

ORIGINAL NOTICE
ADDRESS OF LANDLORD:                    c/o Nordblom Management Company, Inc.
                                        15 Third Avenue
                                        Burlington, Massachusetts 01803

TENANT:                                 Acme Packet, Inc., a Delaware Corporation

ORIGINAL NOTICE                         11 North Avenue
ADDRESS OF TENANT:                      Burlington, Massachusetts 01803

EXPIRATION DATE:                        June 30, 2010

COMMENCEMENT DATE:                      The date of this Lease.

DELIVERY DATE:                          The date which is the latest to occur of
                                        (i) ninety (90) days from full execution
                                        of this Lease, (ii) Landlord's final
                                        approval of the plans for Tenant's Work
                                        (defined in Section 3.3) and (iii)
                                        issuance of a building permit from the
                                        Town of Burlington.

RENT COMMENCEMENT DATE:                 September 1, 2006

ANNUAL FIXED RENT RATE:                 September 1, 2006 - August 31, 2007      $321,492.00
                                        September 1, 2007 - August 31, 2008      $350,724.00
                                        September 1, 2008 - June 30, 2010        $379,944.00

MONTHLY FIXED RENT RATE:                September 1, 2006 - August 31, 2007      $26,791.00
                                        September 1, 2007 - August 31, 2008      $29,227.00
                                        September 1, 2008 - June 30, 2010        $31,662.00

LETTER OF CREDIT AMOUNT:                $100,000.00, subject to reduction
                                        pursuant to Section 4.4.

ALLOWANCE:                              $50,000.00

TENANT'S PERCENTAGE:                    The ratio of the Rentable Floor Area of
                                        the Premises to the total rentable area
                                        of the Building, which shall initially
                                        be deemed to be 100%.

INITIAL ESTIMATE OF
TENANT'S PERCENTAGE OF
TAXES FOR THE TAX YEAR:                 $46,560.00

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
INITIAL ESTIMATE OF
TENANT'S PERCENTAGE OF
OPERATING COSTS FOR THE
CALENDAR YEAR:                          $62,640.00

PERMITTED USES:                         General offices, research and
                                        development and light manufacturing, and
                                        shipping and receiving ancillary
                                        thereto.

PUBLIC LIABILITY INSURANCE LIMITS:

COMMERCIAL GENERAL LIABILITY:

                                        $3,000,000 per occurrence
                                        $5,000,000 general aggregate

1.2   EXHIBITS

      The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease.

      EXHIBIT A                         Plan showing the Premises

      EXHIBIT B                         Description of Landlord's Work

      EXHIBIT B-1                       Space Plan Showing Tenant's Work

      EXHIBIT C                         Work Change Order

      EXHIBIT D                         Rules and Regulations

      EXHIBIT E                         Form Tenant Estoppel Certificate

      EXHIBIT F                         Form of Letter of Credit

                                    ARTICLE 2
                                PREMISES AND TERM

2.1 PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises, excluding the use of the roof of the Building for telecommunications equipment, Landlord reserving the right, from time to time, without unreasonable interference with Tenant's use of the Premises, to install, use and repair telecommunications equipment on the roof of the Building. Except in the case of an emergency, Landlord shall use reasonable efforts to provide Tenant with notice prior to Landlord installation, use or repair of telecom equipment on the roof of the Building. Tenant shall have, as appurtenant to the Premises, rights to use in common, subject to reasonable rules from time to time made by Landlord of which Tenant is given notice: (a) the common walkways and driveways necessary for access to the Building and (b) the common parking areas serving the Building. As of the date of this Lease, the Premises are in compliance with the Massachusetts building code.

      Tenant shall be permitted to use up to 102 parking spaces in the parking area serving the Building.

      Landlord reserves the right from time to time, without unreasonable interference with use of the Premises: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, (b) to alter or relocate any other common facility, (c) to make any repairs and replacements to the Premises which Landlord may deem necessary, and (d) in connection with any excavation made upon adjacent land of Landlord or others, to enter, and to license others to enter, upon the Premises to do such work as the person causing such excavation deems necessary to preserve the wall of the Building from injury or damage and to support the same. Except in an emergency, Landlord shall use reasonable efforts to provide Tenant with notice prior to entering the Premises in connection with Landlord's exercise of its rights under this paragraph.

2.2 TERM. TO HAVE AND TO HOLD for a term beginning on the Commencement Date and ending on the Expiration Date, unless sooner terminated as hereinafter provided.

                                    ARTICLE 3
                                  IMPROVEMENTS

3.1 PERFORMANCE OF WORK AND APPROVAL OF LANDLORD'S WORK. A. Landlord shall cause to be performed the work described in Exhibit B, the "Landlord's Work". All such work shall be done in a good and workmanlike manner employing good materials and so as to conform to all applicable building laws. Tenant agrees that Landlord may make any changes in such work which may become reasonably necessary or advisable, other than substantial changes, without approval of Tenant, provided written notice is promptly given to Tenant; and Landlord may make substantial changes in such work, with the written approval of Tenant, which shall not be unreasonably withheld or delayed. Landlord agrees that Tenant may make changes in such work with the approval of Landlord and the execution by Landlord and Tenant of a Work Change Order, in the form attached hereto as Exhibit C. Landlord shall use diligence to cause Landlord's Work to be Substantially Completed (as defined in subparagraph B below) no later than the Delivery Date, subject to the provisions of Section 10.5 hereof, and any Tenant Delay (defined in Subparagraph C below). If Landlord fails to Substantially Complete the Landlord's Work by the Delivery Date, and such failure is not due to a Tenant Delay or a delay contemplated by Section
      10.5 hereof, then the Fixed Rent shall be abated on a day-for-day basis for each day during the period commencing on the Rent Commencement Date and ending on the date on which the Landlord's Work is Substantially Completed.

      B. The term "Substantially Completed" or "Substantially Complete" as used herein shall mean that the Landlord's Work has been completed, or is complete, with the exception of minor items which can be fully completed without material interference with Tenant's Work or Tenant's use of the Premises and other items which because of the season or weather or the nature of the item are not practicable to do at the time, provided that none of said items is necessary to make the Premises tenantable for the Permitted Uses; provided, however, if at the time Landlord's Work would have been substantially completed, such work cannot be completed because of a Tenant Delay (hereinafter defined), then, notwithstanding Landlord's inability to actually complete Landlord's Work, such work shall be deemed to be "Substantially Completed" on the date that such work would have been substantially completed but for such Tenant Delay, but Landlord shall not be relieved from the obligation to actually complete Landlord's Work.

      C. For the purposes hereof, "Tenant Delay" shall be defined as any material delay in the completion of Landlord's Work actually caused by (i) special work or long lead-time items for which Landlord identifies a specified period of Tenant Delay at the time of its approval of any change orders requested by Tenant under Section 3.1 hereof for which Landlord identifies a specified period of Tenant Delay at the time of its approval (and Tenant does not withdraw or after such special work, long lead-time item or change order which avoids such delay), (ii) the delay of Tenant in preparing or submitting plans to Landlord for the Tenant's Work, or supplying, submitting or approving any other plans, specifications or giving authorizations or supplying information reasonably required by Landlord or its contractors in any instance to perform the Landlord's Work within such time as shall be reasonably required for the expeditious prosecution of the work to be performed by Landlord, (iii) any contractors employed by Tenant including, without limitation, entities furnishing communications, data processing or other service or equipment directly to Tenant (and not under Landlord's contractor(s)), (iv) any failure to comply with this
      Article 3 or (v) any material interference with the performance of Landlord's Work by Tenant or any of its agents, employees, engineers or contractors. Tenant shall pay to Landlord, within thirty days of demand, all increased costs to Landlord for Landlord's Work that are caused by any Tenant Delay.

3.2 ACCEPTANCE OF THE PREMISES. Tenant or its representatives may, at reasonable times, enter upon the Premises during the progress of the work to inspect the progress thereof and to determine if the work is being performed in accordance with the requirements of Section 3.1. Tenant shall promptly give to Landlord notices of any alleged failure by Landlord to comply with those requirements. Landlord's Work shall be deemed approved by Tenant when Tenant occupies the Premises for the conduct of its business, except for items of Landlord's Work which are uncompleted or do not conform to Exhibit B and as to which Tenant shall, in either case, have given written notice to Landlord prior to such occupancy. A certificate of completion by a licensed architect or registered engineer shall be conclusive evidence that Landlord's Work has been completed except for items stated in such certificate to be incomplete or not in conformity with Exhibit B.

3.3 TENANT'S WORK. Tenant shall perform all tenant improvement work substantially as shown on the space plan attached hereto as Exhibit B-1 (the "Tenant's Work"). During the performance of the Tenant's Work, Tenant shall not be obligated to pay Fixed Rent to Landlord unless the Rent Commencement Date has occurred. Tenant acknowledges that Landlord's Work may be performed concurrently with all or any portion of Tenant's Work, and agrees to cooperate with Landlord in scheduling Tenant's Work with Landlord to minimize interference with Landlord's Work. All Tenant's Work shall be performed by and at the expense of Tenant in accordance with all applicable laws and in accordance with and subject to the applicable provisions of this Lease, including, without limitation, Section 6.2.5. The architectural, electrical and mechanical construction drawings, plans and specifications (called "plans") necessary to perform the Tenant's Work shall be Tenant's sole responsibility and at its expense, and shall be submitted to Landlord for its approval. Landlord shall approve or disapprove in writing the initial submission of any plans within ten (10) business days of receipt thereof. If any of such plans are disapproved by Landlord, Landlord shall provide Tenant with specific reasons for such disapproval and the foregoing submission process shall be repeated until all plans have been approved by Landlord. With Landlord's prior written consent, which shall not be unreasonably withheld or delayed, Tenant shall have the right to enter the Premises during the performance of Landlord's Work, during normal business hours and without payment of rent, but otherwise subject to all the terms and conditions of this Lease, including Sections 4.2.4 and 6.2.5, to perform the Tenant's Work, so long as such work does not interfere with the performance of Landlord's Work.

3.4 ALLOWANCE. Landlord shall make a contribution toward the cost of Tenant's Work equal to the Allowance specified in Section 1.1. When Tenant has completed the Tenant's Work, Tenant shall submit to Landlord requisition for payment, in a form reasonably acceptable to Landlord, setting forth the costs incurred for Tenant's Work. The costs of Tenant's Work shall include all costs incurred by Tenant for labor and materials, contractor's fees, and fees of designers, architects and engineers. Landlord shall not be required to pay the Allowance directly to Tenant but hereby agrees that Tenant shall be entitled to a rental abatement in the amount of the Allowance in accordance with the provisions Section 4.1 of this Lease, on the express condition that all of the following criteria have been satisfied as of the date of such rental abatement:

      (a) Tenant's Work has been completed to Landlord's reasonable satisfaction and in accordance with the plans approved by Landlord;

      (b) Landlord has received sworn statements and waivers of lien from all contractors, subcontractors, materialmen and suppliers;

      (c)    Tenant is not then in default under this Lease; and

      Any costs of Tenant's Work in excess of the Allowance shall be paid for solely by Tenant.

                                    ARTICLE 4
                                      RENT

4.1 THE FIXED RENT. Commencing on the Rent Commencement Date, Tenant covenants and agrees to pay rent to Landlord at the Original Address of Landlord or at such other place or to such other person or entity as Landlord may by notice in writing to Tenant from time to time direct, at the Annual Fixed Rent Rate, in equal installments at the Monthly Fixed Rent Rate (which is 1/12th of the Annual Fixed Rent Rate), in advance, without notice or demand, and without setoff, abatement (except as set forth below), suspension, deferment, reduction or deduction, except as otherwise expressly provided herein, on the first day of each calendar month included in the term; and for any portion of a calendar month following the Rent Commencement Date, at the rate for the first Lease Year payable in advance for such portion. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Annual Fixed Rent, the Additional Rent and all other sums payable by Tenant to Landlord shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. Notwithstanding anything to the contrary contained in this paragraph, the monthly installments of Fixed Rent coming the under this Lease shall be abated upon full satisfaction of the conditions set forth in Section 3.4 above and continuing until Tenant has received a rent abatement in an amount equal to the Allowance.

      If Landlord shall give notice to Tenant that all rent and other payments due hereunder are to be made to Landlord by electronic funds transfers, so called, or by similar means, Tenant shall make all such payments as shall be due after receipt of said notice by means of said electronic funds transfers (or such similar means as designated by Landlord).

4.2 ADDITIONAL RENT. Commencing on the earlier to occur of (i) the Rent Commencement Date and (ii) the date Tenant first occupies the Premises for the conduct of its business, Tenant covenants and agrees to pay, as Additional Rent, insurance costs, utility charges, personal property taxes and its pro rata share of taxes and operating costs with respect to the Premises as provided in this Section 4.2 as follows:

      4.2.1 REAL ESTATE TAXES. Tenant shall pay to Landlord, as additional rent, for each tax period partially or wholly included in the term, Tenant's Percentage (as defined in Article 1, hereof of taxes (as hereafter defined). Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of Taxes, such monthly amounts to be sufficient to provide Landlord, by the time real estate tax payments are due and payable to any governmental authority responsible for collection of same, a sum equal to the Tenant's Percentage of Taxes, as such taxes are reasonably estimated by Landlord from time to time on the basis of the most recent tax data available. The initial calculation of the monthly estimated payments shall be based upon the initial Estimate of Tenant's Percentage of Taxes for the Tax Year and upon quarterly payments being due to the governmental authority on August 1, November 1, February 1 and May 1, and shall be made when the Commencement Date has been determined. Upon written request from Tenant to Landlord, Tenant shall have the right, within sixty (60) days following the end of each fiscal year, to review a copy of the tax bill for the preceding fiscal year at Landlord's offices. If the total of such monthly remittances for any Tax Year is greater than the Tenant's Percentage of Taxes for such Tax Year, Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, the difference; if the total of such remittances is less than the Tenant's Percentage of Taxes for such Tax Year, Tenant shall pay the difference to Landlord at least ten (10) days prior to the date or dates within such Tax Year that any Taxes become due and payable to the governmental authority (but in any event no earlier than ten
             (10) days following a written notice to Tenant, which notice shall set forth the manner of computation of Tenant's Percentage of Taxes).

             If, after Tenant shall have made reimbursement to Landlord pursuant to this subsection 4.2.1, Landlord shall receive a refund of any portion of Taxes paid by Tenant with respect to any Tax Year during the term hereof as a result of an abatement of such Taxes by legal proceedings, settlement or otherwise (without either party having any obligation to undertake any such proceedings), Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, the Tenant's Percentage of the refund (less the proportional, pro rata expenses, including attorneys' fees and appraisers, fees, incurred in connection with obtaining any such refund), as relates to Taxes paid by Tenant to Landlord with respect to any Tax Year for which such refund is obtained, unless Tenant requests in writing that Landlord pay any such refund to Tenant.

             In the event this Lease shall commence, or shall end (by reason of expiration of the term or earlier termination pursuant to the provisions hereof), on any date other than the first or last day of the Tax Year, or should the Tax Year or period of assessment of real estate taxes be changed or be more or less than one (1) year, as the case may be, then the amount of Taxes which may be payable by Tenant as provided in this subsection 4.2.1 shall be appropriately apportioned and adjusted.

             The term "Taxes" shall mean all taxes, assessments, betterments and other charges and impositions (including, but not limited to, fire protection service fees and similar charges) levied, assessed or imposed at any time during the term by any governmental authority upon or against the Property, or taxes in lieu thereof, and additional types of taxes to supplement real estate taxes due to legal limits imposed thereon. If, at any time during the term of this Lease, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord with respect to the rent reserved hereunder, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Property, such tax or excise on rents shall be included in Taxes; however, Taxes shall got include franchise, estate, inheritance, succession, capital levy, transfer, income or excess profits taxes assessed on Landlord. Taxes shall include any estimated payment made by Landlord on discount of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment.

      4.2.2 PERSONAL PROPERTY TAXES. Tenant shall pay all taxes charged, assessed or imposed upon the personal property of Tenant in or upon the Premises.

      4.2.3 OPERATING COSTS. Tenant shall pay to Landlord the Tenant's Percentage (as defined in Article 1 hereof) of Operating Costs (as hereinafter defined) incurred by Landlord in any calendar year.

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             Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of Operating Costs, such monthly amounts to be sufficient to provide Landlord, by the end of the calendar year, a sum equal to the Operating Costs, as reasonably estimated by Landlord from time to time. The initial monthly estimated payments shall be in an amount equal to 1/12th of the Initial Estimate of Tenant's Percentage of Operating Costs for the calendar year. Following the end of each calendar year, including the first calendar year, Landlord shall deliver to Tenant a reasonably detailed statement of the Operating Costs payable under this Section 4.2.3 for such calendar year, prepared, allocated and computed in accordance with generally accepted accounting principles (the "Annual Operating Statement"). If, at the expiration of the calendar year in respect of which monthly installments of Operating Costs shall have been made as aforesaid, the total of such monthly remittances is greater than the actual Operating Costs for such calendar year, Landlord shall credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.3, the difference, unless Tenant requests in writing that Landlord pay any such difference to Tenant; if the total of such remittances is less than the Operating Costs for such calendar year, Tenant shall pay the difference to Landlord within twenty (20) days from the date Landlord furnishes to Tenant the Annual Operating Statement. Any reimbursement for Operating Costs due and payable by Tenant with respect to periods of less than twelve (12) months shall be equitably prorated.

             The term "Operating Costs" shall mean all costs and expenses incurred for the operation, cleaning, maintenance, repair and upkeep of the Property, and the portion of such costs and expenses with regard to the common areas, facilities and amenities of the Park which is equitably allocable to the Property, including, without limitation, all costs of maintaining and repairing the Property and the Park (including snow removal, landscaping and grounds maintenance, operation and maintenance of parking lots, sidewalks, walking paths, access roads and driveways, security, operation and repair of heating and air-conditioning equipment, elevators, lighting and any other Building equipment or systems) and of all repairs and replacements (other than repairs or replacements for which Landlord has received full reimbursement from contractors or from others) necessary to keep the Property and the Park in good working order, repair, appearance and condition; all costs of any reasonable insurance carried by Landlord relating to the Property; all costs related to provision of heat (including oil, electric, steam and/or gas), air-conditioning, and water (including sewer charges) and other utilities to the Building; payments under all service contracts relating to the foregoing; all compensation, fringe benefits, payroll taxes and workmen's compensation insurance premiums related thereto with respect to any employees of Landlord or its affiliates engaged in security and maintenance of the Property and the Park; attorneys' fees and disbursements (exclusive of any such fees and disbursements incurred in tax abatement proceedings) and auditing and other professional fees and expenses incurred in connection with the Park; and a reasonable management fee consistent with management fees charged by landlord's of comparable buildings in the Burlington area.

             There shall not be included in such Operating Costs (i) brokerage fees (including rental fees) related to the operation of the Building; (ii) interest and depreciation charges incurred on the Property; (iii) expenditures made by Tenant with respect to a) cleaning, maintenance and upkeep of the Premises, except to the extent provided by Landlord at Tenant's request or pursuant to the terms and conditions of this Lease, and (b) the provision of electricity to the Premises; (iv) mortgage charges (including principal and interest); (v) the cost of work done or services supplied by Landlord for a particular tenant in the Park for which Landlord has the right to be reimbursed by such tenant; (vi) any cost incurred by the gross negligence or willful misconduct of the Landlord, its agents and employees; (vii) except to the extent caused by or attributable to Tenant, penalties, fines and other costs incurred due to violation by the Landlord of any lease or any laws, rules, regulations or ordinances applicable to the Building and any interest or penalties due for late payment by Landlord of any of the expenses; (viii) expenses to prepare, renovate, repaint, redecorate or perform any other work in any space leased to an existing or prospective tenant or other occupant of the Park other than Tenant (except as otherwise agreed to); (ix) expenses incurred by Landlord to resolve disputes, enforce or negotiate lease terms with prospective or existing tenants other than Tenant or in connection with any financing, sale or syndication of the Building;
             (x) fees paid to affiliates of Landlord to the extent that such fees exceed the customary amount charged for the services provided by unaffiliated persons or entities of similar skill, competence and experience; (xi) to the extent that insurance proceeds are unavailable due to Landlord's failure to maintain replacement cost insurance, costs and expenses incurred by Landlord in connection with the repair of damage to the Building caused by fire or other casualty, insured or required to be insured against hereunder;
             (xii) reserves for Operating Costs; (xiii) amortization and depreciation of the Building (except as set forth below with respect to capital items); (xiv)costs to repair any items related to the Building or the Property covered by warranty; and (xv) costs that are capital in nature, except for an annual amortization for capital expenditures specified in the next paragraph below.

             If, during the term of this Lease, Landlord shall replace any capital items or make any capital expenditures in order to comply with laws in effect after the Commencement Date, or to effect savings in Operating Costs, or to replace worn-out items (collectively the "capital expenditures") the total amount of which is not properly included in Operating Costs for the calendar year in which they were made, there shall nevertheless be included in Operating Costs for each calendar year in which and after such capital expenditure is made the annual charge-off of such capital expenditure. (Annual charge-off shall be determined by (i) dividing the original cost of the capital expenditure by the number of years of useful life thereof [The useful life shall be

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             reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.]; and (ii) adding to such quotient an interest factor computed on the unamortized balance of such capital expenditure based upon an interest rate reasonably determined by Landlord as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Building is located.) Provided, further, that if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Operating Costs and that such annual projected savings will exceed the annual charge-off of capital expenditure computed as aforesaid, then and in such events, the annual charge-off shall be determined by dividing the amount of such capital expenditure by the number of years over which the projected amount of such savings shall fully amortize the cost of such capital item or the amount of such capital expenditure; and by adding the interest factor, as aforesaid.

             Upon Tenant's written request (the "Tenant's Audit Notice"), which request must be made by Tenant within sixty (60) days after Landlord delivers to Tenant the Annual Operating Statement, Tenant shall have the right to inspect or audit Landlord's books of account with respect to matters set forth in the Annual Operating Statement. Tenant's audit or inspection shall commence no later than thirty (30) days after Tenant's Audit Notice and shall be conducted only at Landlord's offices where said books of account are kept during business hours reasonably designated by Landlord. Tenant shall pay all costs of such audit or inspection. Tenant may not conduct an inspection or have an audit performed under this
             Section 4.2.3 more than once with respect to any period covered by any Annual Operating Statement from Landlord. Landlord shall keep full and accurate books of account covering the Operating Costs and the Annual Operating Statement shall accurately reflect the same and Tenant's share thereof. Such audit or inspection may only be made by Tenant or a nationally, recognized certified public accounting firm or a reputable auditing company which is not compensated on a contingency fee basis. All non-public information about Landlord and/or the Property discovered during the course of such examination shall be kept confidential.

      4.2.4 INSURANCE. Tenant shall, at its expense, as Additional Rent, take out and maintain throughout the term the following insurance protecting Landlord:

             4.2.4.1 Commercial general liability insurance naming Landlord,
                     Tenant, and Landlord's managing agent and any mortgagee of which Tenant has been given notice as insureds or additional insureds and indemnifying the parties so named against all claims and demands for death or any injury to person or damage to property which may be claimed to have occurred on the Premises (or the Property, insofar as used by customers, employees, servants or invitees of the Tenant), in amounts which shall, at the beginning of the term, be at least equal to the limits set forth in Section 1.1, and, which, from time to time during the term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes, $5,000,000.00 umbrella liability for bodily injury, personal injury and property damage, naming Landlord, and its managing agent and mortgagee, as additional insureds; and workmen's compensation insurance with statutory limits covering all of Tenant's employees working on the Premises.

             4.2.4.2 Fire insurance with the usual extended coverage
                     endorsements covering all Tenant's furniture, furnishings, fixtures and equipment, the Tenant's Work and any other contents or improvements in the Premises installed at Tenant's expense by or on behalf of Tenant during the term.

             4.2.4.3 All such policies shall be obtained from responsible companies qualified to do business and in good standing in Massachusetts, which companies and the amount of insurance allocated thereto shall be subject to Landlord's reasonable approval. Tenant agrees to furnish Landlord with certificates evidencing all such insurance prior to the beginning of the term hereof and evidencing renewal just prior to the expiration of any such policy. Each such policy shall be non-cancelable with respect to the interest of Landlord without at least ten (10) days, prior written notice thereto. In the event provision for any such insurance is to be by a blanket insurance policy, the policy shall allocate a specific and sufficient amount of coverage to the Premises.

             4.2.4.4 All insurance which is carried by either party with respect to the Building, Premises or to furniture, furnishings, fixtures, or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that, such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the state in which the Premises are located (even though extra premium may result therefrom). In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If at the request of one party, this non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but

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                     nothing contained in this subsection shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims. Each party shall be entitled to have certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance. Tenant shall not acquire as insured under any insurance carried on the Premises any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse and deliver to Landlord any check or other instruments in payment of loss in which Tenant is named as payee.

      4.2.5 UTILITIES. Tenant shall pay directly to the respective utility providers all charges for the cost of electricity and gas furnished or consumed on the Premises, and all charges for telephone and other utilities or services not supplied by Landlord, whether designated as a charge, tax, assessments, fee or otherwise, all such charges to be paid as the same from time to time become due. Tenant shall pay to Landlord, upon demand, all charges, including sewer charges, for Tenant's water usage at the Premises. It is understood that water is supplied by Landlord pursuant to Subsection 5.1.3, but the Premises are separately metered to Landlord and not Tenant. Except as otherwise provided in Article 5, it is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all such utilities and that Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises.

4.3 LATE PAYMENT OF RENT. If any installment of rent is paid after the date the same was due, and if on prior occasion in the twelve (12) month period prior to the date such installment was due an installment of rent was paid after the same was due, then Tenant shall pay Landlord a late payment fee equal to five (5%) percent of the overdue payment.

4.4 LETTER OF CREDIT. The performance of Tenant's obligations under this Lease shall be secured by a letter of credit throughout the term hereof in accordance with and subject to the following terms and conditions:

      4.4.1 AMOUNT OF LETTER OF CREDIT. (a) Concurrently with Tenant's execution and delivery of this Lease. Tenant shall deliver to Landlord an irrevocable standby letter of credit (the "Original Letter of Credit") which shall be (i) in the form of Exhibit F attached to this Lease or in a form reasonably acceptable to both Landlord and Tenant (the "Form LC"), (ii) issued by a bank reasonably satisfactory to Landlord upon which presentment may be made in Boston, Massachusetts, (iii) in the amount equal to the Letter of Credit Amount, and (iv) for a term of at least 1 year, subject to the provisions of Section 4.4.2 below. The original Letter of Credit, any Additional Letter(s) of Credit and Substitute Letter(s) of Credit are referred to herein as the "Letter of Credit."

             (b) On the conditions that (i) Tenant is not in default under this Lease at the time of the reduction, and (ii) either (x) Tenant has achieved a profitable calendar year and Tenant provides Landlord with an audited statement reporting such profitable calendar year, which statement shall be prepared by Tenant's accountant using generally accepted accounting principles, or (y) Tenant has a minimum of $10,000,000.00 of unrestricted cash and securities at any time after the end of the 3rd lease year and provides Landlord with reasonable evidence of the same, then the Letter of Credit Amount shall be reduced to $75,000.00. This reduction shall only be affected one time during the term of this Lease.

      4.4.2 RENEWAL OF LETTER OF CREDIT. Each Letter of Credit shall be automatically renewable in accordance with the second to last paragraph of the Form LC; provided however, that Tenant shall be required to deliver to Landlord a new letter of credit (a "Substitute Letter of Credit") satisfying the requirements for the Original Letter of Credit under Section 4.4.1 on or before the date 30 days prior to the expiration of the term of the Letter of Credit then in effect, if the issuer of such Letter of Credit gives notice of its election not to renew such Letter of Credit for any additional period pursuant thereto. Should any letter of Credit contain a final expiration date, in addition to a current expiration date, such final expiration date shall be no earlier than 45 days following the Expiration Date of this Lease.

      4.4.3 DRAWS TO CURE DEFAULTS. If the Fixed Rent, Additional Rent or any other sum payable to Landlord hereunder shall be overdue and unpaid or should Landlord make payments on behalf of the Tenant, or Tenant shall fail to perform any of the terms of this Lease in all cases beyond the expiration of all applicable notice and cure periods, then Landlord shall have the right, at any time thereafter to draw down from the Letter of Credit the amount necessary to cure such default. In the event of any such draw by the Landlord, Tenant shall, within 30 days of written demand therefor, deliver to Landlord an additional Letter of Credit ("Additional Letter of Credit") satisfying the requirements for the Original Letter of Credit, except that the amount of such Additional Letter of Credit shall be the amount of such draw.

      4.4.4 DRAWS TO PAY DAMAGES. In addition, if (i) this Lease shall have been terminated as a result of Tenant's default under this Lease beyond the expiration of the applicable cure period, and/or (ii) this Lease shall have been rejected in a bankruptcy or other creditor-debtor proceeding, then Landlord shall have the right at any time thereafter to draw down from the Letter of Credit an amount sufficient to pay any and all damages payable by Tenants on account of such termination or rejection, as the case may be, pursuant to Article 8 hereof. In the event of bankruptcy or other

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             creditor-debtor proceeding against Tenant, all proceeds of the
             Letter of Credit shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.

      4.4.5 DRAWS FOR FAILURE TO DELIVER SUBSTITUTE LETTER OF CREDIT. If Tenant fails timely to deliver to Landlord a Substitute Letter of Credit, then Landlord shall have the right, at any time thereafter, without giving any notice to Tenant, to draw down the Letter of Credit and to hold the proceeds thereof ("Security Proceeds") in a bank account in the name of Landlord, which may be withdrawn and applied by Landlord under the same circumstances and for the same purposes as if the Security Proceeds were a Letter of Credit. Upon any such application of Security Proceeds by Landlord, Tenant shall, within 30 days of written demand therefor, deliver to Landlord an Additional Letter of Credit in the amounts of Security Proceeds so applied.

      4.4.6 TRANSFERABILITY. Landlord shall (i) transfer its beneficial interest under the Letter of Credit or any Security Proceeds in connection with Landlord's sale or transfer of the Building, or
             (ii) be entitled to transfer its beneficial interest under the Letter of Credit or any Security proceeds in connection with the addition, deletion or modification of any beneficiaries under the Letter of Credit, and the Letter of Credit shall specifically state on its face that it is transferable by Landlord, its successors and assigns. Tenant agrees to pay Landlord upon demand, as Additional Rent, all costs and fees charged to effect such transfer.

      4.4.7 RETURN OF LETTER OF CREDIT AT END OF TERM. Within 30 days after the expiration of the term, to the extent Landlord has not previously drawn upon any Letter of Credit or Security Proceeds held by Landlord, Landlord shall return the same to Tenant provided that there is not at such time any continuing default of any of Tenant's obligations under this Lease.

                                    ARTICLE 5
                              LANDLORD'S COVENANTS

5.1   AFFIRMATIVE COVENANTS. Landlord covenants with Tenant:

      5.1.1 HEAT AND AIR-CONDITIONING. To furnish to the Premises, separately metered and at the direct expense of Tenant as hereinabove provided, heat and air-conditioning (reserving the right, at any time, to change energy or heat sources) sufficient to maintain the Premises at comfortable temperatures (subject to all federal, state, and local regulations relating to the provision of heat), during such hours of the day and days of the year that the Building is normally open.

      5.1.2 ELECTRICITY. To furnish to the Premises, separately metered and at the direct expense of Tenant as hereinabove provided, reasonable electricity for Tenant's Permitted Uses. If Tenant Shall require electricity in excess of reasonable quantities for Tenant's Permitted Uses and if (i) in Landlord's reasonable judgment, Landlord's facilities are inadequate for such excess requirements, or (ii) such excess use shall result in an additional burden on the Building utilities systems and additional cost to Landlord on account thereof, as the case may be, (a) Tenant shall, upon demand, reimburse Landlord for such additional cost, as aforesaid, or (b) Landlord, upon written request, and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant (if electricity therefor is then available to Landlord), provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage or injury to the Building or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs.

      5.1.3 WATER. To furnish water for ordinary cleaning, lavatory, toilet and shower facilities and for all kitchen appliances and sinks.

      5.1.4  FIRE ALARM. To maintain fire alarm systems within the Building.

      5.1.5 REPAIRS. Except as otherwise expressly provided herein, to make such repairs and replacements to the roof, exterior walls, floor slabs and other structural components of the Building, and to the plumbing, electrical, heating, ventilating and air-conditioning systems of the Building as may be necessary to keep them in good repair and condition (exclusive of equipment installed by Tenant and except for those repairs required to be made by Tenant pursuant to Section 6.1.3 hereof and repairs or replacements occasioned by any act or negligence of Tenant, its servants, agents, customers, contractors, employees, invitees, or licensees).

      5.1.6 LANDLORD'S INSURANCE. To take out and maintain throughout the term all-risk casualty insurance in an amount equal to 100% of the replacement cost of the Building but specifically excluding the Tenant's Work and any improvements installed by Tenant during the term.

      5.1.7 LANDLORD'S INDEMNIFICATION. To save Tenant harmless, and to exonerate and indemnify Tenant from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of injury, death, damage or loss to the person or property in or upon the common areas of the Property arising out of the negligence, fault or misconduct of Landlord, its agents, servants, employees or contractors. In respect of all of the

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             foregoing, Landlord shall indemnify Tenant from and against all costs, expenses (including reasonable attorney's fees), and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon; and, in case of any action or proceeding brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant and at Landlord's expense, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Tenant.

5.2 INTERRUPTION. Landlord shall be under no responsibility or liability for failure or interruption of any of the above-described services, repairs or replacements caused by breakage, accident, strikes, repairs, inability to obtain supplies, labor or materials, or for any other causes beyond the control of the Landlord, and in no event for any indirect or consequential damages to Tenant; and failure or omission on the part of the Landlord to furnish any of same for any of the reasons set forth in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease.

      Notwithstanding the foregoing, if Landlord fails to provide any service that it is required to provide above so that Tenant's ability to conduct business at the Premises is materially adversely affected for a period of five (5) consecutive business days after written notice thereof from Tenant to Landlord, then, provided that such failure or Landlord's inability to cure such condition is not (i) due to a cause beyond Landlord's reasonable control and/or (ii) generally affecting other buildings in the vicinity of the Premises (such as a neighborhood power outage or a water main break) or a fire or other casualty or taking (which shall be governed by Article 7 below) or the fault or negligence of Tenant or any of its agents, employees or contractors, the Fixed Rent and Additional Rent shall be equitably abated based upon the impact thereof on Tenant's ability to conduct business in the Premises until such service(s) is restored to their level prior to the interruption.

                                    ARTICLE 6
                          TENANT'S ADDITIONAL COVENANTS

6.1 AFFIRMATIVE COVENANTS. Tenant covenants at all times during the term and for such further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

      6.1.1 PERFORM OBLIGATIONS. To perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

      6.1.2 USE. To use the Premises only for the Permitted Uses, and from time to time to procure all licenses and permits necessary therefor, at Tenant's sole expense. As of the Date of this Lease, Landlord represents and warrants that the Permitted Uses are in compliance with all applicable zoning codes. With respect to any licenses or permits for which Tenant may apply, pursuant to this subsection
             6.1.2 or any other provision hereof, Tenant shall furnish Landlord copies of applications therefor on or before their submission to the governmental authority.

      6.1.3 REPAIR AND MAINTENANCE. To maintain the Premises in neat order and condition, to contract for cleaning and janitorial services, in accordance with cleaning and janitorial standards generally prevailing throughout the term in comparable buildings in the area, and to perform all routine and ordinary repairs to the Premises and to any plumbing, heating, electrical, ventilating and air-conditioning systems located within the Premises and installed by Tenant such as are necessary to keep them in good working order, appearance and condition, as the case may require, reasonable use and wear thereof and damage by fire or by unavoidable casualty only excepted; to keep all glass in windows and doors of the Premises (except glass in the exterior walls of the Building) whole and in good condition with glass of the same quality as that injured or broken; and to make as and when needed as a result of misuse by, or neglect or improper conduct of Tenant or Tenant's servants, employees, agents, invitees or licensees or otherwise, all repairs necessary, which repairs and replacements shall be in quality and class equal to the original work. (Landlord, upon default of Tenant hereunder and upon prior notice to Tenant, may elect, at the expense of Tenant, to perform all such cleaning and maintenance and to make any such repairs or to repair any damage or injury to the Building or the Premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors, customers, patrons, invitees, or licensees.)

      6.1.4 COMPLIANCE WITH LAW. To make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority to the extent the same are Tenant's responsibility under this Lease; to keep the Premises equipped with all safety appliances so required; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to Tenant's particular use of the Premises, except that Tenant may defer compliance so long as the validity of any such law, ordinance, order or regulations shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord appropriate assurance or security against any loss, cost or expense on account thereof.

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      6.1.5  INDEMNIFICATION. To save harmless, exonerate and indemnify
             Landlord, its agents (including, without limitation, Landlord's managing agent) and employees (such agents and employees being referred to collectively as the "Landlord Related Parties") from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of injury, death, damage or loss to person or property in or upon the Premises and the Property arising out of the use or occupancy of the Premises by Tenant or by any person claiming by, through or under Tenant (including, without limitation, all patrons, employees and customers of Tenant), or arising out of any delivery to or service supplied to the Premises, or on account of or based upon anything whatsoever done on the Premises, except if the same was caused by the willful negligence, fault or misconduct of Landlord or the Landlord Related Parties. In respect of all of the foregoing, Tenant shall indemnify Landlord and the Landlord Related Parties from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon; and, in case of any action or proceeding brought against Landlord or the Landlord Related Parties by reason of any such claim, Tenant, upon notice from Landlord and at Tenant's expense, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord.

      6.1.6 LANDLORD'S RIGHT TO ENTER. To permit Landlord and its agents to enter into and examine the Premises at reasonable times and to show the Premises, and to make repairs to the Premises and to install, use and repair telecommunications equipment on the roof of the Building, provided that Landlord agrees not to unreasonably interfere with Tenant's use of the Premises while exercising its right to enter pursuant to this subsection 6.1.6, and, during the last six (6) months prior to the expiration of this Lease, to keep affixed in suitable places notices of availability of the Premises. Except in the case of an emergency, Landlord shall use reasonable efforts to provide Tenant with notice prior to Landlord exercising its right to enter the Premises pursuant to this subsection 6.1.6. However, notwithstanding the foregoing, Landlord shall give Tenant reasonable prior notice whenever Landlord requires access to the Premises to show the Premises.

      6.1.7 PERSONAL PROPERTY AT TENANT'S RISK. All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent prohibited by law.

      6.1.8 PAYMENT OF LANDLORD'S COST OF ENFORCEMENT. To pay on demand Landlord's expenses, including reasonable attorneys' fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 8.4.

      6.1.9 YIELD UP. At the expiration of the term or earlier termination of this Lease; to surrender all keys to the Premises; to remove all of its trade fixtures, personal property and signs in or on the Premises; to deliver to Landlord stamped architectural plans showing the Premises at yield up (which may be the initial plans if Tenant has made no installations after the Commencement Date); to remove such installations made by it as Landlord may request (including computer and telecommunications wiring and cabling, it being understood that if Tenant leaves such wiring and cabling in a useable condition, Landlord, although having the right to request removal thereof, is less likely to so request) and all Tenant's signs wherever located; to repair all damage caused by such removal and, if requested by Landlord, to restore the Premises, or any portion thereof, to open office or R&D configuration if Tenant had previously made alterations to such area other than those typical of office or R&D space, and to yield up the Premises (including all installations and improvements not designated by Landlord for removal, except for trade fixtures and such of said installations or improvements as Landlord shall request Tenant to remove), broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease, reasonable wear and tear, and damage by casualty and condemnation excepted. Any property not so removed shall be deemed abandoned and, if Landlord so elects, deemed to be Landlord's property, and may be retained or removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the term and prior to its performance of its obligations under this subsection 6.1.9. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant's failure and delay in surrendering the Premises as above provided. Landlord hereby confirms that the Landlord's Work (as defined in Article 3) shall not be required to be removed by Tenant at the end of the term.

             If the Tenant remains in the Premises beyond the expiration or earlier termination of this Lease, such holding over shall be without right and shall not be deemed to create any tenancy, but the Tenant shall be a tenant at sufferance only at a daily rate of rent equal to two (2) times the rent and other charges in effect under this Lease as of the day prior to the date of expiration of this Lease.

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      6.1.10 RULES AND REGULATIONS. To comply with the Rules and Regulations set forth in Exhibit D, and with all reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given notice.

      6.1.11 ESTOPPEL CERTIFICATE. Upon not less than ten (10) days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing, which may be in the form attached hereto as Exhibit E or in another form reasonably similar thereto, or such other form as Landlord may provide from time to time, certifying all or any of the following: (i) that this Lease is unmodified and in full force and effect, (ii) whether the term has commenced and Fixed Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid, (iii) whether or not Landlord is in default in performance of any of the terms of this Lease, (iv) whether Tenant has accepted possession of the Premises, (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim, (vi) whether there exist any offsets or defenses against enforcement of any of the terms of this Lease upon the part of Tenant to be performed, and (vii) such further information with respect to the Lease or the Premises as Landlord may reasonably request. Any such statement delivered pursuant to this subsection 6.1.11 may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of such mortgage. Tenant shall also deliver to Landlord such financial information as may be reasonably required by Landlord to be provided to any mortgagee or prospective purchaser of the Premises, provided, further that the party provided with such financial information agrees in a written document reasonably acceptable to such party to keep the financial information confidential.

      6.1.12 LANDLORD'S EXPENSES RE CONSENTS. To reimburse Landlord promptly on demand for all reasonable legal expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

6.2 NEGATIVE COVENANTS. Tenant covenants at all times during the term and such further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

      6.2.1 ASSIGNMENT AND SUBLETTING. Not to assign, transfer, mortgage or pledge this Lease or to sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant without the prior written consent of Landlord, except for Permitted Transfers (hereinafter defined). In the event Tenant desires to assign this Lease or sublet any portion or all of the Premises, Tenant shall notify Landlord in writing of Tenant's intent to so assign this Lease or sublet the Premises and the proposed effective date of such subletting or assignment, and shall request in such notification that Landlord consent thereto. Except in the case of a Permitted Transfer, Landlord may terminate this Lease in the case of a proposed assignment, or suspend this Lease pro tanto for the period and with respect to the space involved in the case of a proposed subletting, by giving written notice of termination or suspension to Tenant within thirty (30) days of Tenant's notification to Landlord of Tenant's intent to sublease or assign as aforesaid, with such termination or suspension to be effective as of the effective date of such assignment or subletting. If Tenant then notifies Landlord that Tenant chooses not to assign or sublet, then such termination or suspension shall not be effective as to that particular transaction for which Tenant delivered notice of its intent to sublease or assign. If Landlord does not so terminate or suspend, Landlord's consent shall not be unreasonably withheld, conditioned or delayed to an assignment or to a subletting, provided that the following conditions are met:

             (i) the assignee or subtenant shall use the Premises only for the Permitted Uses or for any one of the non-ancillary Permitted Uses individually;

             (ii) the proposed assignee or subtenant has a net worth and creditworthiness reasonably acceptable to Landlord;

             (iii) the amount of the aggregate rent to be paid by the proposed subtenant is not less than the then current market rate for comparable subleases of premises substantially similar to the Premises; and

             (iv) the proposed assignee or subtenant is not then a tenant in the Building or the Park, or an entity with which Landlord is currently in negotiations or with which Landlord has negotiated during the preceding six months regarding the possibility of leasing space in the Building or the Park.

             Tenant shall furnish Landlord with any information reasonably requested by Landlord to enable Landlord to determine whether the proposed assignment or subletting complies with the foregoing requirements, including without limitation, financial statements relating to the proposed assignee or subtenant.

             Tenant shall, as Additional Rent, reimburse Landlord promptly for Landlord's reasonable legal expenses incurred in connection with any request by Tenant for such consent. If Landlord consents thereto, or in the case of a Permitted Transfer, no such subletting or assignment shall in

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             any way impair the continuing primary liability of Tenant hereunder
             (unless otherwise explicitly agreed to by Landlord in its consent), and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord's written approval in the case of any other subletting or assignment.

             If for any assignment or sublease consented to by Landlord hereunder Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or in case of sublease of part, in excess of such rent fairly allocable to the part, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account and after deduction for reasonable expenses of Tenant in connection with the assignment or sublease (provided, however, all such costs shall be amortized over the term of the sublease in question), including brokerage commissions, marketing expenses, tenant inducements consistent with inducements being made by other similar tenants subletting or assigning its lease for comparable premises in the Burlington area, reasonable attorney's fees, and advertsing fees, to pay to Landlord as additional rent fifty (50%) percent of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

             Whenever Tenant lists with a broker or brokers or otherwise advertises, holds out or markets the Premises or any part thereof for sublease or assignment, Tenant shall give Nordblom Company, as brokers, a non-exclusive listing with respect to such sublease or assignment.

             If at any time during the term of this Lease, there is a name change, reformation or reorganization of the Tenant entity, Tenant shall so notify Landlord and deliver evidence reasonably satisfactory to Landlord documenting such name change, reformation or reorganization. If, at any time during the term of this Lease, there is a transfer of a controlling interest in the stock, membership or general partnership interests of Tenant, Tenant shall so notify Landlord and any such transfer shall be deemed an assignment of this Lease. The provisions of the preceding sentence shall not apply if Tenant is a publicly traded company.

             Notwithstanding the foregoing provisions of this Subsection 6.2.1, Tenant may assign this Lease or sublet the Premises, without Landlord's consent, to any entity (a) which controls or is controlled by or is under common control with Tenant; or (b) which purchases all or substantially all of Tenant's stock or assets; or
             (c) with or into which Tenant is merged or consolidated, provided that (i) the assignee or sublessee agrees to assume and perform, in full, the obligations of Tenant under this Lease by written instrument in form satisfactory to Landlord, which instrument shall be delivered to Landlord at least fifteen (15) days prior to the effective date of any such transaction, (ii) Tenant remains fully and primarily liable under this Lease (unless otherwise agreed to at the time), (iii) the use of the Premises remains unchanged, (iv) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to or greater than the net worth of Tenant immediately prior to such merger, consolidation, transfer or transaction permitted herein, and further provided that proof reasonably satisfactory to Landlord of such net worth shall have been delivered to Landlord at least fifteen (15) days prior to the effective date of any such transaction (the "Permitted Transfer").

      6.2.2 NUISANCE. Not to injure, deface or otherwise harm the Premises; nor commit any nuisance; nor permit in the Premises any vending machine (except such as is used for the sale of merchandise to employees of Tenant) or inflammable fluids or chemicals (except such as are customarily used in connection with standard office equipment); nor permit any cooking to such extent as requires special exhaust venting; nor permit the emission of any objectionable noise or odor; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance; nor conduct any auction, fire, "going out of business" or bankruptcy sales.

      6.2.3 HAZARDOUS WASTES AND MATERIALS. Not to dispose of any hazardous wastes, hazardous materials or oil on the Premises or the Property, or into any of the plumbing, sewage, or drainage systems thereon, and to indemnify and save Landlord harmless from all claims, liability, loss or damage arising on account of the use or disposal of hazardous wastes, hazardous materials or oil, including, without limitation, liability under any federal, state, or local laws, requirements and regulations, or damage to any of the aforesaid systems. Tenant shall comply with all governmental reporting requirements with respect to hazardous wastes, hazardous materials and oil, and shall deliver to Landlord copies of all reports filed with governmental authorities.

      6.2.4 FLOOR LOAD; HEAVY EQUIPMENT. Not to place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy business machines and equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment which cause vibration or noise shall be placed and maintained by Tenant at Tenant's expense in settings sufficient to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight or fixtures into or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize.

      6.2.5 INSTALLATION, ALTERATIONS OR ADDITIONS. Not to make any installations, alterations or additions in, to or on the Premises nor to permit the making of any holes in the walls (except for normal office

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             wall hangings, pictures, and the like), partitions, ceilings or floors nor the installation or modification of any locks or security devices without on each occasion obtaining the prior written consent of Landlord, and then only pursuant to plans and specifications approved by Landlord in advance in each instance (which consent and approval shall not be required for alterations
             (i) that cost less than $5,000,00 and which do not alter the Premises floor plan or impact the systems or structure of the Building, or (ii) which are decorative or cosmetic in nature, such as painting and carpeting); Tenant shall pay promptly when due the entire cost of any work to the Premises undertaken by Tenant so that the Premises shall at all times be free of liens for labor and materials, and at Landlord's request Tenant shall furnish to Landlord a board or other security acceptable to Landlord assuring that any work in excess of $5,000.00 commenced by Tenant will be completed in accordance with the plans and specifications therefore approved by Landlord and assuring that the Premises will remain free of any mechanics' lien or other encumbrance arising out of such work. In any event, Tenant shall forthwith bond against or discharge any mechanics' liens or other encumbrances that may arise out of such work. Tenant shall procure all necessary licenses and permits at Tenant's sole expense before undertaking such work. All such work shall be done in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws. Tenant shall save Landlord harmless and indemnified from all injury. loss, claims or damage to any person or property occasioned by or growing out of such work.

             Except for security interests granted prior to the Date of this Lease, not to grant a security interest in, or to lease, any personal property being installed in the Premises (including, without limitation, demountable partitions) without first obtaining an agreement, for the benefit or Landlord, from the secured party or lessor that such property will be removed within ten (10) business days after notice from Landlord of the expiration or earlier termination of this Lease and that a failure to so remove will subject such property to the provisions of subsection 6.1.9 of the Lease.

      6.2.6  ABANDONMENT. Not to vacate the Premises during the term.

      6.2.7 SIGNS. Not without Landlord's prior written approval, which approval shall not be unreasonably withheld, to paint or place any signs or place any curtains, blinds, shades, awnings, aerials, or the like, visible from outside the Premises. Tenant may, at is sole expense, install its identifying sign on the exterior of the Building in a location approved by Landlord. Such sign shall comply with all local regulations and shall conform with the sign policy for the Park and shall be maintained by Tenant, at its expense, in good condition and repair.

      6.2.8 PARKING AND STORAGE. Not to permit any storage of materials outside of the Premises; not to permit the use of the parking areas for either temporary or permanent storage of trucks; nor permit the use of the Premises for any use for which heavy tracking would be customary.

                                    ARTICLE 7
                               CASUALTY OR TAKING

7.1 TERMINATION. A In the event that the Premises, or any material part thereof, shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or casualty, or by the action of any public authority, then this Lease may be terminated at the election of Landlord. Such election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made by the giving of notice by Landlord to Tenant within sixty (60) days after the date of the taking or casualty.

      B. In the event that the Premises are destroyed or damaged by fire or casualty, or by the action of public authority, and, in the reasonable opinion of an independent architect or engineer selected by Landlord, cannot be repaired or restored within two hundred seventy (270) days from the date of the casualty or taking, then this Lease may be terminated at the election of Landlord or Tenant, which election shall be made by the giving of notice to the other party within thirty (30) days after the date the opinion of the architect or engineer is made available to the parties. Landlord shall use reasonable efforts to obtain the estimate of the time for restoration within thirty (30) days after the casualty or taking, but in any event shall provide such estimate within sixty (60) days after the taking or casualty.

7.2   RESTORATION. If neither party elects to so terminate as provided in this
      Article 7, this Lease shall continue in force and a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such taking, destruction or damage and subject to zoning and building laws or ordinances then in existence. "Landlord's restoration work shall exclude the Tenant's Work and any other improvements or installations made by or on behalf of Tenant. "Net proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance or damages less the reasonable expenses of Landlord incurred in connection with the collections of the same, including without limitation, fees and expenses for legal and appraisal services. If Landlord shall not have restored the Premises within two hundred seventy (270) days from the date of the taking or casualty, Tenant shall have the right to terminate this Lease by giving notice of such termination to Landlord, to be effective at the expiration of thirty (30) days from the giving of such notice; provided however, that such termination will be rendered ineffective if, prior to the expiration of said 30-day period, Landlord shall have completed such restoration.

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7.3   AWARD. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases, except in the case of a taking by a public authority, awards made to Tenant for its personal property, fixtures and relocation expenses. Except for such awards, Tenant hereby grants to Landlord all of Tenant's rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request.

                                    ARTICLE 8
                                    DEFAULTS

8.1 EVENTS OF DEFAULT. (a) If Tenant shall default in the performance of any of its obligations to pay the Fixed Rent, Additional Rent or any other sum due Landlord hereunder and if such default shall continue for ten (10) days after written notice from Landlord designating such default or if within thirty (30) days after written notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, or (b) if any assignment shall be made by Tenant or any guarantor of Tenant for the benefit of creditors, or (c) if Tenant's leasehold interest shall be taken on execution, or (d) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest or Tenant's other property (other than a landlord's lien), including said leasehold interest, and is not discharged within ten (10) days thereafter or otherwise dealt with to the satisfaction of Landlord, or (e) if a petition is filed by Tenant or any guarantor of Tenant for liquidation, or for reorganization or an arrangement under any provision of any bankruptcy law or code as then in force and effect, or (f) if an involuntary petition under any of the provisions of any bankruptcy law or code is filed against Tenant or any guarantor of Tenant and such involuntary petition is not dismissed within sixty (60) days thereafter, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter without demand or notice and with process of law enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant, and repossess the same as of landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenants, and upon such entry or mailing as aforesaid this Lease shall terminate. Tenant hereby waiving all statutory rights to the Premises (including without limitation rights of redemption, if any, to the extent such rights may be lawfully waived) and Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant, at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

8.2 REMEDIES. In the event that this Lease is terminated under any of the provisions contained in Section 8.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the term over the rental value of the Premises for said residue of the term. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue. Tenant further covenants as additional and cumulative obligations after any such termination, to pay punctually to Landlord all the sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the next preceding sentence Tenant shall be credited with any amount paid to Landlord as compensation as in this
      Section 8.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's expense in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, reasonable fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord shall (i) use reasonable efforts to relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term and may grant such concessions and free rent as Landlord in its sole judgement considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid. For the purposes of this paragraph, marketing of the Premises in a manner similar to the way Landlord markets its other premises in the suburban market shall be deemed to satisfy Landlord's obligation to use such "reasonable efforts." In no event shall Landlord be required (i) to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the undisputed right to re-let the Premises fee of any claim of Tenant, (ii) to lease the Premises to a tenant whose proposed use, in Landlord's sole but bona fide judgment, would violate any restrictions by which Landlord is bound, (iii) to re-let the Premises before leasing other comparable vacant space in the Building, (iv) to lease the Premises for a rental less than the current fair market rental then prevailing for similar office space in the Building, or (v) to enter into a lease with any proposed tenant that does not have, in Landlord's reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a manner comparable to other tenants in the Building. In no event, however, shall Tenant's liability hereunder be diminished or reduced if or to the extent such reasonable efforts of Landlord to re-let are not successful.

      Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the

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      Maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

8.3 REMEDIES CUMULATIVE. Any and all rights and remedies which Landlord may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

8.4 LANDLORD'S RIGHT TO CURE DEFAULTS. Landlord may, but shall not be obligated to, cure, at any time in emergency situations and after the expiration of all applicable grace periods hereunder in all other cases, without notice, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid, as Additional Rent, by Tenant to Landlord on demand, together with lawful interest thereon from the date of payment by Landlord to the date of payment by Tenant.

8.5 EFFECT OF WAIVERS OF DEFAULT. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

8.6 NO WAIVER, ETC. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.7 NO ACCORD AND SATISFACTION. No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord my accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

                                    ARTICLE 9
                           RIGHTS OF MORTGAGE HOLDERS

9.1 RIGHTS OF MORTGAGE HOLDERS. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Property for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Property for the purpose of foreclosure, such holder shall have all the rights of Landlord. No such holder of a mortgage shall be liable either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Property for the purpose of foreclosure. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord, subject to and with the benefit of the provisions of Section 10.4, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Property.

      The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a holder of a mortgage (particularly, without limitation thereby, the covenants and agreements contained in this
      Section 9.1) constitute a continuing offer to any person, corporation or other entity, which by accepting a mortgage subject to this Lease, assumes the obligations herein set forth with respect to such holder, such holder is hereby constituted a party of this Lease as an obligee hereunder to the same extent as though its name were written hereon as such: and such holder shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may be necessary to implement the provisions of this Section 9.1.

9.2 LEASE SUPERIOR OR SUBORDINATE TO MORTGAGES. It is agreed that the rights and interest of Tenant under this Lease shall be (i) subject or subordinate to any present or future mortgage or mortgages and to any and all advances to be made thereunder, and to the interest of the holder thereof in the Premises or any property of which the Premises are a part if Landlord shall elect by notice to Tenant to subject or subordinate the rights and interest of Tenant under this Lease to such mortgage or (ii) prior to any present or future mortgage or mortgages, if Landlord shall elect, by notice to Tenant, to give the rights and interest of Tenant under this Lease priority to such mortgage; in the event of either of such elections and upon notification by Landlord to that effect, the rights and interest of Tenant under this Lease should be deemed to be subordinate to, or have priority over, as the case may be, said mortgage or mortgages, irrespective of the time of execution or time of recording of any such mortgage or mortgages (provided that, in the case of subordination of this Lease to any future mortgages, the holder thereof agrees not to disturb the possession of Tenant so long as

                                       19
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      Tenant is not in default hereunder and Tenant and the holder execute a so-called subordination, non-disturbance and attornment agreement in the holder's usual and customary form, with such commercially reasonable changes that are acceptable to the parties). Tenant agrees it will, upon not less than ten (10) days' prior written request by Landlord, execute, acknowledge and deliver any and all instruments deemed by Landlord necessary or desirable to give effect to or notice of such subordination or priority. Any mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

10.1 NOTICES FROM ONE PARTY TO THE OTHER. All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at the Original Notice Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Notice Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given when mailed to such address postage prepaid, by registered or certified mail, return receipt requested, or when delivered to such address by hand.

10.2 QUIET ENJOYMENT. Landlord agrees that upon Tenant's paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term hereof without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

10.3 LEASE NOT TO BE RECORDED. Tenant agrees that it will not record this Lease.

10.4 LIMITATION OF LANDLORD'S LIABILITY. The term "Landlord" as used in this Lease, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Property, and in the event of any transfer or transfers of title to said property, the Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement of all liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord, shall, subject as aforesaid, be binding on the Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership of said leasehold interest or fee, as the case may be. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Property and in the rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

10.5 ACTS OF GOD. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time," and such time shall be deemed to be extended by the period of such delay.

10.6 LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of thirty (30) days or such additional time as is reasonably required to correct any such default after written notice has been given by Tenant to Landlord specifying the nature of Landlord's alleged default. Landlord shall not be liable in any event for incidental or consequential damages to Tenant by reason of Landlord's default, whether or not notice is given. Except as otherwise set forth herein, Tenant shall have no right to terminate this Lease for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any rent due hereunder.

10.7 BROKERAGE. Landlord and Tenant warrant and represent to the other that it has dealt with no broker in connection with the consummation of this Lease, other than Nordblom Company or Grubb & Ellis, and in the event of any brokerage claims, other than by Nordblom Company or Grubb & Ellis, against either party predicated upon prior dealings with the other party, Landlord and Tenant, each agree to defend the same and indemnify and hold the other party harmless against any such claim. Tenant shall not be responsible for the payment of the broker's fee due to Nordblom Company or Grubb & Ellis.

10.8 APPLICABLE LAW AND CONSTRUCTION. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in

                                       20
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this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

WITNESS the execution hereof under seal on the day and year first above written:


                                   Landlord:
                                   MTP LIMITED PARTNERSHIP
                                   By: Middlesex Turnpike Corp., general partner


                                   By: /s/ Peter C. Nordblom
                                      --------------------------------
                                           Peter C. Nordblom
                                           President


                                   Tenant:
                                   ACME PACKET, INC.


                                   /s/ Keith Seidman
                                   -----------------------------------
                                   By: Keith Seidman
                                   Its: Chief Financial Officer
                                   Hereunto duly authorized

                                    EXHIBIT A

                            PLAN SHOWING THE PREMISES

[GRAPHIC]

                                    EXHIBIT B

                          PLAN SHOWING LANDLORD'S WORK

[GRAPHIC]

Landlord, at its expense will perform the following work:

     Demolish the walls highlighted in yellow on the above plan.

     Complete the exterior construction of the main entrance and front corner of the building.

     Carpet the existing offices on the North Avenue Side with the same new carpet as the open office area on the North Avenue Side. Remove and dispose of the remaining "old" carpeting on the Route 3 Side and replace with a combination of the same new carpet as the North Avenue Side or vinyl floor tile depending on the Tenant's requirement. Any upgrades to the carpet or vinyl tile will be accommodated through the execution by Landlord and Tenant of a Work Change Order in the form attached hereto as Exhibit C.

     Remove and dispose of the "old", 2' x 4' fluorescent light fixtures on the Route 3 Side and replace with new energy-efficient, 2' x 4', paracube fixtures subject to the Tenant's requirement. Any upgrades to the lighting fixtures will be accommodated through the execution by Landlord and Tenant of a Work Change Order in the form attached hereto as Exhibit C.

                                   EXHIBIT B-1

                        SPACE PLAN SHOWING TENANT'S WORK

[GRAPHIC]

                                    EXHIBIT C

                                WORK CHANGE ORDER

Lease Date:                             Date:
               --------------------           ----------------------------------

Landlord:                               Work Change Order No.:
               --------------------                            -----------------

Tenant:                                 Building Address:
               --------------------                       ----------------------

Premises:      -----------------------------------------------------------------


Tenant directs Landlord to make the following additions to Landlord's work:


Description of additional work:


Work Change Order Amount:


Amount of Previous Work Change Orders:

This Work Change Order:

Total Amount of Work Change Orders:

Landlord approves this Work Change Order and Tenant agrees to pay to Landlord the Total Amount of Work Change Orders at the earlier of ten days following receipt of the Certificate of Occupancy of the premises or occupancy of the premises by Tenant.

Tenant:                                 Landlord:

By:                                     By:
    -------------------------------         -------------------------------

Title:                                  Title:
       ----------------------------            ----------------------------

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                                    EXHIBIT D

                              RULES AND REGULATIONS

1. The sidewalks, entrances, passages, corridors, vestibules, halls, or stairways in or about the Building shall not be obstructed by Tenant.

2. Tenant shall not place objects against glass partitions, doors or windows which would be unsightly from the Building corridor or from the exterior of the Building.

3. Tenant shall not waste electricity or water in the Building premises and shall cooperate fully with Landlord to assure the most effective operation of the Building heating and air conditioning systems. All regulating and adjusting of heating and air-conditioning apparatus shall be done by the Landlord's agents or employees.

4. Tenant shall not use the Premises so as to cause any increase above normal insurance premiums on the Building.

5. No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Premises. No space in the Building shall be used for the sale of merchandise of any kind at auction or for storage thereof preliminary to such sale.

6. Tenant shall cooperate with Landlord in minimizing loss and risk thereof from fire and associated perils.

7. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed and no sweepings, rubbish, rags, acid or like substance shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant.

8. Landlord reserves the right to establish, modify, and enforce reasonable parking rules and regulations, provided such rules and obligations do not diminish Tenant's rights under the Lease.

9. Landlord reserves the right at any time to rescind, alter or waive any rule or regulation at any time prescribed for the Building and to impose additional reasonable rules and regulations when in its judgment deems it necessary, desirable or proper for its best interest and for the best interest, provided such rules and regulations do not diminish Tenant's rights under the Lease.

10. Tenant acknowledges that the Building has been designated a non-smoking building. At no time shall Tenant permit its agents, employees, contractors, guests or invitees to smoke in the Building or, except in specified locations, directly outside the Building.

11. Tenant shall furnish a chair mat for each desk chair located on carpet in the Premises.

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                                    EXHIBIT E

                           TENANT ESTOPPEL CERTIFICATE

TO: _______________________ ("Mortgagee" or "Purchaser")

THIS IS TO CERTIFY THAT:

1. The undersigned is the tenant (the "Tenant") under that certain lease (the "Lease") dated _______, 20__, by and between ________ as landlord (the "Landlord"), and the undersigned, as Tenant, covering those certain premises commonly known and designated as __________ (the "Premises") in the building located at ____________, _____________, Massachusetts.

2. The Lease is attached hereto as Exhibit A and (i) constitutes the entire agreement between the undersigned and the Landlord with respect to the Premises, (ii) is the only Lease between the undersigned and the Landlord affecting the Premises and (iii) has not been modified, changed, altered or amended in any respect, except (if none, so state):

       ________________________________________
       ________________________________________
       ________________________________________

3. The undersigned has accepted and now occupies the Premises as of the date hereof, and all improvements, if any, required by the terms of the Lease to be made by the Landlord have been completed and all construction allowances to be paid by Landlord have been paid. In addition, the undersigned has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other type of rental or other economic inducement or concession except (if none, so state):

       ________________________________________
       ________________________________________
       ________________________________________

4.

       (1) The term of the Lease began (or is scheduled to begin) on ________, 20__ and will expire on ________, 20__;

       (2) The fixed rent for the Premises has been paid to and including ________________, 20__;

       (3) The fixed rent being paid pursuant to the Lease is at the annual rate of $____________; and

       (4) The escalations payable by Tenant under the Lease are currently $______, based on a pro rata share of ______%, and have been reconciled through ________, 20__.

5. (i) No party to the Lease is in default, (ii) the Lease is in full force and effect, (iii) the rental payable under the Lease is accruing to the extent therein provided thereunder, (iv) as of the date hereof the undersigned has no charge, lien or claim of off-set (and no claim for any credit or deduction) under the Lease or otherwise, against rents or other charges due or to become due thereunder or on account of any prepayment of rent more than one (1) month in advance of its due date, and (v) Tenant has no claim against Landlord for any security, rental, cleaning or other deposits, except (if none, so state):

       ________________________________________
       ________________________________________
       ________________________________________

6. Since the date of the Lease there are no actions, whether voluntary or otherwise, pending against the undersigned under the bankruptcy, reorganization, arrangement, moratorium or similar laws of the United States, any state thereof of any other jurisdiction.

7. Tenant has not sublet, assigned or hypothecated or otherwise transferred all or any portion of Tenant's leasehold interest.

8. Neither Tenant nor Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease, nor does Tenant have any right to terminate the Lease, except (if none, so state):

9. Tenant has no option or preferential right to purchase all or any part of the Premises (or the real property of which the Premises are a part) nor any right or interest with respect to the Premises or the real property of which the Premises are a part. Tenant has no right to renew or extend the term of the Lease or expand the Premises except (if none, so state):

10. The undersigned acknowledges that the parties named herein are relying upon this estoppel certificate and the accuracy of the information contained herein in making a loan secured by the Landlord's interest in the Premises, or in connection with the acquisition of the Property of which the Premises is a part.

EXECUTED UNDER SEAL AS OF _______________, 20__.


                                        TENANT:


                                        ------------------------------


                                        By:
                                              ------------------------
                                        Name:
                                        Title:
                                        Duly Authorized

                                    EXHIBIT F

                            FORM OF LETTER OF CREDIT

BENEFICIARY:                            ISSUANCE DATE:     ___________, _______

____________________                         IRREVOCABLE STANDBY
                                             LETTER OF CREDIT NO. _____________

ACCOUNTEE/APPLICANT:                         MAXIMUM/AGGREGATE
                                             CREDIT AMOUNT:
____________________                              USD $_____________
____________________
____________________

GENTLEMEN:


We hereby establish our irrevocable letter of credit in your favor for account of the applicant up to an aggregate amount not to exceed __________________ US Dollars ($ ______) available by your draft(s) drawn on ourselves at sight accompanied by:

Your statement, signed by a purportedly authorized officer/official certifying that the Beneficiary is entitled to draw upon this Letter of Credit (in the amount of the draft submitted herewith) pursuant to Section 4.4 of the lease (the "Lease") dated ______________, ______ by and between ___________________, as Landlord, and _______________, as Tenant, relating to the premises at
________________________.

Draft(s) must indicate name and issuing bank and credit number and must be presented at this office.

You shall have the right to make partial draws against this Letter of Credit, from time to time.

Except as otherwise expressly stated herein, this Letter of Credit is subject to the "Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500 (1993 Revision)."

This Letter of Credit shall expire at our office on _______________, ______ (the "Stated Expiration Date"). It is a condition of this Letter of Credit that the Stated Expiration Date shall be deemed automatically extended without amendment for successive one (1) year periods from such Stated Expiration Date, unless at least forty-five (45) days prior to such Stated Expiration Date) or any anniversary thereof) we shall notify the Beneficiary and the Accountee/Applicant in writing by registered mail (return receipt) that we elect not to consider this Letter of Credit extended for any such additional one (1) year period.

We engage with you that all drafts drawn under and in compliance with the terms of this letter of credit will be duly honored on presentation to us.

                                        Very truly yours,


                                        Authorized Signatory